NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports First Quarter 2020 Results
Confirms Value of Strategic Combination with Anixter
First quarter highlights:
•Consolidated net sales of $2.0 billion, flat versus prior year
•Cost of goods sold as a percentage of net sales of 80.9%
–Gross margin of 19.1%, up 50 basis points sequentially
•Operating profit of $60.9 million, including $4.9 million of merger-related expenses
•Earnings per diluted share of $0.82
–Diluted EPS of $0.91 adjusted for merger-related transaction costs
•Operating cash flow of $31.5 million
–Free cash flow of $15.8 million, or 46% of net income
•Anixter transaction on track to close in Q2 or Q3
–Substantial progress made in integration planning
PITTSBURGH, April 30, 2020 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistics services, announces its results for the first quarter of 2020.
Mr. John J. Engel, WESCO's Chairman, President and CEO, commented, “In these challenging times, we are committed to super-serving our customers while ensuring the integrity of their supply chains. All of our branches remain operational and we have taken the necessary steps to ensure the health and safety of our employees through implementing increased safety, sanitizing and social distancing protocols. Through the middle of March, our first quarter results were on track with our outlook. We had a strong start to the year with sales growth within our expected range and sequentially improving gross margins. In mid-March, the spread of the COVID-19 pandemic and government-imposed shutdowns impacted our customers and suppliers across all of our end markets. Through these difficult times, our top priority at WESCO is the health and safety of our employees and their families, our customers and supplier partners, our shareholders and the communities in which we operate. WESCO has been deemed an essential business and provides mission-critical electrical, industrial, utility and communications solutions that enable our customers to efficiently, effectively and safely operate their businesses. We have provided products to help maintain power to homes and essential businesses, connectors and cabling for broadband services to support virtual and remote work, and essential equipment for data center operations to meet the increased demand for bandwidth. We have also utilized our global scale and supply chain relationships to procure personal protective equipment for our customers and our employees. I would like to recognize and thank all of our WESCO associates for their inspirational dedication, commitment and hard work in managing through this crisis.”
Mr. Engel continued, “Integration planning activities for the transformational combination of WESCO and Anixter are accelerating and we are more excited than ever about our opportunity to create the premier electrical and datacom distribution and supply chain services company. Our integration teams, comprising both WESCO and Anixter personnel, are working on numerous value creation initiatives for launch upon closing. We are highly confident in exceeding our three-year cost savings, sales growth and cash generation synergy targets communicated last month. We continue to be on track to close the transaction in the second or third quarter. With the challenging economic cycle we’re facing near term, this strategic combination remains compelling as we’re doubling the size of our company and will transform the new enterprise through execution of the integration plan and delivery of the synergies."
Mr. Engel concluded, "As we have in prior economic downturns, we are aggressively managing the business and have taken a series of cost reduction and cash management actions. We have successfully managed through every crisis we have faced over the last 25 years, and we will do so again. The duration of the current downturn and shape of the economic recovery remain uncertain, and as a result, we are withdrawing our prior guidance for the year. WESCO supports critical infrastructure needs and the essential businesses of our customers around the world, and benefits from the resiliency of our operating model and the counter-cyclical free cash flow generation of our business. We remain focused on what we can control — our strategy, our investments, our team, and our execution, and we are confident that we will emerge an even stronger company through this cycle, as we have in the past.”
The following are results for the three months ended March 31, 2020 compared to the three months ended March 31, 2019:
•Net sales were $2.0 billion for the first quarter of 2020 and 2019. Organic sales for the first quarter of 2020 declined by 1.7% as the number of workdays and acquisitions positively impacted net sales by 1.6% and 0.5%, respectively. Net sales growth through the first ten weeks of the quarter were offset by declines during the last two weeks of March.

•Cost of goods sold for the first quarter of 2020 and 2019 was $1.6 billion, and gross profit was $376.4 million and $382.5 million, respectively. As a percentage of net sales, gross profit was 19.1% and 19.5% for the first quarter of 2020 and 2019, respectively. Sequentially, gross profit as a percentage of net sales increased 50 basis points from 18.6%.

•Selling, general and administrative expenses were $299.4 million, or 15.2% of net sales, for the first quarter of 2020, compared to $296.6 million, or 15.1% of net sales, for the first quarter of 2019. SG&A expenses for the first quarter of 2020 include $4.6 million of costs related to WESCO's merger with Anixter International, as announced on January 10, 2020. Adjusted for these costs, SG&A expenses were $294.8 million, or 15.0% of net sales, for the first quarter of 2020.

•Operating profit was $60.9 million for the first quarter of 2020, compared to $70.7 million for the first quarter of 2019. Operating profit as a percentage of net sales was 3.1% for the current quarter, compared to 3.6% for the first quarter of the prior year. Adjusted for merger-related costs of $4.6 million, operating profit was $65.5 million for the first quarter of 2020, or 3.3% of net sales.

•Net interest and other for the first quarter of 2020 was $16.5 million, compared to $17.1 million for the first quarter of 2019. Net interest and other for the first quarter of 2020 includes approximately $0.5 million of interest for borrowings against our accounts receivable securitization facility to fund the $100.0 million termination fee described below.

•The effective tax rate for the first quarter of 2020 was 23.1%, compared to 21.7% for the first quarter of 2019. The higher effective tax rate in the current quarter is primarily due to the unfavorable effect of discrete income tax expense associated with stock-based awards. The effective tax rate for the current period would have been 21.4% without this discrete impact.

•Net income attributable to WESCO International, Inc. was $34.4 million for the first quarter of 2020, compared to $42.4 million for the first quarter of 2019.

•Earnings per diluted share for the first quarter of 2020 was $0.82, based on 42.1 million diluted shares, compared to $0.93 for the first quarter of 2019, based on 45.5 million diluted shares. Adjusted earnings per diluted share for the first quarter of 2020 was $0.91.

•Operating cash flow for the first quarter of 2020 was $31.5 million, compared to $28.9 million for the first quarter of 2019. Free cash flow for the first quarter of 2020 was $15.8 million, or 46% of net income, compared to $18.0 million, or 43% of net income, for the first quarter of 2019.

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the first quarter of 2020 earnings as described in this News Release on Thursday, April 30, 2020, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at www.wesco.investorroom.com. The call will be archived on this internet site for seven days.
WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2019 annual sales were approximately $8.4 billion. The company employs approximately 9,500 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

Forward-Looking Statements
All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between WESCO International, Inc. ("WESCO") and Anixter International Inc. ("Anixter"), expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, statements that address WESCO's expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on WESCO's business, results of operations and financial condition, and other statements identified by words such as anticipate, plan, believe, estimate, intend, expect, project, will and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of WESCO's management as well as assumptions made by, and information currently available to, WESCO's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of WESCO's and WESCO's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the Company's other reports filed with the U.S. Securities and Exchange Commission (the "SEC").
These risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between WESCO and Anixter that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of WESCO's common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of WESCO or Anixter to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond WESCO's control.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, on each of March 4, 2020 and March 9, 2020, WESCO filed with the SEC an amendment to the registration statement originally filed on February 7, 2020, which includes a prospectus of WESCO and a proxy statement of Anixter, and each party will file other documents regarding the proposed transaction with the SEC. The registration statement was declared effective by the SEC on March 11, 2020 and the proxy statement/prospectus has been mailed to Anixter’s stockholders. INVESTORS AND SECURITY HOLDERS OF WESCO AND ANIXTER ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESCO, ANIXTER AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents filed with the SEC by WESCO or Anixter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by WESCO will be available free of charge on WESCO's website at http://wesco.investorroom.com/sec-filings and copies of the documents filed with the SEC by Anixter will be available free of charge on Anixter's website at http://investors.anixter.com/financials/sec-filings.

Contact Information:
Will Ruthrauff
Director, Investor Relations and Corporate Communications
(412) 454-4220
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2020		March 31, 2019
Net sales	$1,968,647		$1,961,267
Cost of goods sold (excluding	1,592,249	80.9%	1,578,771	80.5%
depreciation and amortization)
Selling, general and administrative expenses	299,392	15.2%	296,528	15.1%
Depreciation and amortization	16,093		15,242
Income from operations	60,913	3.1%	70,726	3.6%
Net interest and other	16,472		17,120
Income before income taxes	44,441	2.3%	53,606	2.7%
Provision for income taxes	10,266		11,656
Net income	34,175	1.7%	41,950	2.1%
Net loss attributable to noncontrolling interests	(232)		(419)
Net income attributable to WESCO International, Inc.	$34,407	1.7%	$42,369	2.2%

Earnings per diluted common share	$0.82		$0.93
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
common share (in thousands)	42,075		45,491

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$342,560	$150,902
Trade accounts receivable, net	1,214,331	1,187,359
Inventories	950,521	1,011,674
Other current assets(1)	270,066	190,476
Total current assets	2,777,478	2,540,411

Other assets	2,453,478	2,477,224
Total assets	$5,230,956	$5,017,635

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$804,330	$830,478
Short-term borrowings and current debt	24,476	26,685
Other current liabilities	211,699	226,896
Total current liabilities	1,040,505	1,084,059

Long-term debt, net	1,542,602	1,257,067
Other noncurrent liabilities	445,723	417,838
Total liabilities	3,028,830	2,758,964

Stockholders' Equity
Total stockholders' equity	2,202,126	2,258,671
Total liabilities and stockholders' equity	$5,230,956	$5,017,635
(1) As previously announced, on January 10, 2020, WESCO entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Anixter International Inc. ("Anixter") and Warrior Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Anixter (the “Merger”), with Anixter surviving the Merger as a wholly owned subsidiary of WESCO. Concurrently with the execution of the Merger Agreement, WESCO paid to entities affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”), on behalf of Anixter, a termination fee of $100 million that was required to terminate Anixter’s then-existing merger agreement with CD&R. As of March 31, 2020, the termination fee is recorded on the balance sheet as a component of other current assets. Upon consummation of the merger with Anixter, the $100 million termination fee will be accounted for as a portion of the merger consideration paid to the stockholders of Anixter.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Operating Activities:
Net income	$34,175	$41,950
Add back (deduct):
Depreciation and amortization	16,093	15,242
Deferred income taxes	1,979	893
Change in trade receivables, net	(53,944)	(76,696)
Change in inventories	37,807	(40,768)
Change in accounts payable	(10,858)	68,085
Other	6,276	20,163
Net cash provided by operating activities	31,528	28,869

Investing Activities:
Capital expenditures	(15,762)	(10,828)
Other(1)	(94,503)	(27,689)
Net cash used in investing activities	(110,265)	(38,517)

Financing Activities:
Debt borrowings, net	284,617	17,427
Equity activity, net	(1,566)	(2,572)
Other	(4,360)	4,391
Net cash provided by financing activities	278,691	19,246

Effect of exchange rate changes on cash and cash equivalents	(8,296)	159

Net change in cash and cash equivalents	191,658	9,757
Cash and cash equivalents at the beginning of the period	150,902	96,343
Cash and cash equivalents at the end of the period	$342,560	$106,100
(1) Other investing activities for the three months ended March 31, 2020 includes the $100 million termination fee described above.

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, financial leverage, earnings before interest, taxes, depreciation and amortization (EBITDA), free cash flow, adjusted income from operations, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of sales performance, and the use of debt and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except organic sales data)
(Unaudited)

Three Months Ended
Organic Sales Growth:	March 31, 2020

Change in net sales	0.4%
Impact from acquisitions	0.5%
Impact from foreign exchange rates	—%
Impact from number of workdays	1.6%
Organic sales growth	(1.7)%
Note: Organic sales growth is a measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions in the first year of ownership, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended
Gross Profit:	March 31, 2020	March 31, 2019

Net sales	$1,968,647	$1,961,267
Cost of goods sold (excluding depreciation and amortization)	1,592,249	1,578,771
Gross profit	$376,398	$382,496
Gross margin	19.1%	19.5%

Three Months Ended
Gross Profit:	December 31, 2019

Net sales	$2,099,452
Cost of goods sold (excluding depreciation and amortization)	1,709,658
Gross profit	$389,794
Gross margin	18.6%
Note: Gross profit is a financial measure commonly used within the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	March 31, 2020	December 31, 2019

Income from operations	$336,404	$346,217
Depreciation and amortization	62,958	62,107
EBITDA	$399,362	$408,324

	March 31, 2020	December 31, 2019
Short-term borrowings and current debt	$24,476	$26,685
Long-term debt	1,542,602	1,257,067
Debt issuance costs(1)	8,211	8,876
Total debt	1,575,289	1,292,628
Less: cash and cash equivalents	342,560	150,902
Total debt, net of cash	$1,232,729	$1,141,726

Financial leverage ratio	3.1	2.8
(1)Long-term debt is presented in the condensed consolidated balance sheets net of debt issuance costs.
Note: Financial leverage measures the use of debt. Financial leverage ratio is calculated by dividing total debt, including debt issuance costs, net of cash, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended
Free Cash Flow:	March 31, 2020	March 31, 2019

Cash flow provided by operations	$31,528	$28,869
Less: capital expenditures	(15,762)	(10,828)
Free cash flow	$15,766	$18,041
Percentage of net income	46%	43%
Note: Free cash flow is a measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities.

	Three Months Ended
Adjusted SG&A Expenses:	March 31, 2020	March 31, 2019

Selling, general and administrative expenses	$299,392	$296,528
Merger-related costs	(4,608)	—
Adjusted selling, general and administrative expenses	$294,784	$296,528

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Three Months Ended
Adjusted Income from Operations:	March 31, 2020	March 31, 2019

Income from operations	$60,913	$70,726
Merger-related costs	4,608	—
Adjusted income from operations	$65,521	$70,726

	Three Months Ended
Adjusted Net Interest and Other:	March 31, 2020	March 31, 2019

Net interest and other	$16,472	$17,120
Merger-related interest expense	(515)	—
Adjusted net interest and other	$15,957	$17,120

	Three Months Ended
Adjusted Provision for Income Taxes:	March 31, 2020	March 31, 2019

Provision for income taxes	$10,266	$11,656
Income tax effect of merger-related transaction costs	1,183	—
Adjusted provision for income taxes	$11,449	$11,656

	Three Months Ended
Adjusted Earnings Per Diluted Share:	March 31, 2020	March 31, 2019

Adjusted income from operations	$65,521	$70,726
Adjusted net interest and other	15,957	17,120
Adjusted income before income taxes	49,564	53,606
Adjusted provision for income taxes	11,449	11,656
Adjusted net income	38,115	41,950
Net loss attributable to noncontrolling interests	(232)	(419)
Adjusted net income attributable to WESCO International, Inc.	$38,347	$42,369

Diluted shares	42,075	45,491
Adjusted earnings per diluted share	$0.91	$0.93